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[KILPATRICK STOCKTON LLP LETTERHEAD APPEARS HERE]

                                                                       EXHIBIT 5

                                                                ATTORNEYS AT LAW
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                    Atlanta, Georgia  30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555

February 10, 1998                                 E-MAIL: JDAVIDSON@KILSTOCK.COM
                                                       Direct Dial: 404.815.6483



Innotrac Corporation
1828 Meca Way
Norcross, GA  30093

     RE:  INNOTRAC CORPORATION
          REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-42373)

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 File No. 333-42373, as amended (the "Registration Statement") filed by Innotrac Corporation (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"), to be sold by the Company to the underwriters named in the Registration Statement (the "Underwriters") for resale by them to the public, together with an additional 375,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the